UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 9, 2006

Deja Foods, Inc.

(Exact name of registrant as specified in its charter)

Nevada	333-124016	05-0581183
(State or other jurisdiction	(Commission	IRS Employer
of incorporation or organization)	File Number)	Identification No.)

16501 Ventura Boulevard, Suite 601 Encino, CA 91436

(Address of principal executive offices)

Registrant’s telephone number, including area code: (818) 788-5337

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.03 Bankruptcy or Receivership

On August 14, 2006 the registrant filed a voluntary petition under Chapter 11 of the US Bankruptcy Code, filed in the US Bankruptcy Court for the Central District of California, San Fernando Valley Division, bankruptcy case number SV 06-11351-KT. The registrant is managing its affairs as a debtor in possession. No trustee has been appointed.

Item 5.02 Departure of Directors or Principal Officers

On August 9, 2006, Myron D. Stoltzfus, Sr. resigned as an officer and director of the registrant.

On August 11, 2006, Scott Matis resigned as senior vice president of the registrant.

On August 13, 2006, Rick Saperstein resigned as chief financial officer of the registrant. Mr. Saperstein remains with the registrant as finance manager.

On August 14, 2006, David Fox, president and chief executive officer of the registrant was appointed chief financial officer.

On August 17, 2006, Gary Cohen resigned as a director of the registrant.

There were no disagreements with any of the individuals on any matter relating to the registrant’s operations, policies or practices. No correspondence regarding the circumstances surrounding the resignations was received from any of the individuals.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  August 21, 2006

DEJA FOODS, INC.

By:	/s/ David Fox
	Name:	David Fox
	Title:	Chief Executive Officer and Chief Financial Officer